                      DEBT SERVICE (TRANCHE B) LOAN NOTE

                                                     New York, New York
                                                           June 3, 1997
      $3,000,000.00



                    SCRUBGRASS GENERATING COMPANY, L.P., a Delaware limited partnership (the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of NATIONAL WESTMINSTER BANK PLC, ACTING THROUGH ITS NEW YORK BRANCH, (the "Bank"), at its offices located at 175 Water Street, New York, New York 10038, the principal sum of THREE MILLION AND XX/00 DOLLARS ($3,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Debt Service (Tranche B) Loans made by the Bank to the Borrower under the Amended and Restated Reimbursement Agreement referred to below) in lawful money of the United States of America and in immediately available funds, at the times and in the principal amounts provided in such Amended and Restated Reimbursement Agreement.

                    The Borrower also promises to pay interest on the unpaid principal amount of such Debt Service (Tranche B) Loans in like money and funds at said office until paid in full at the rates per annum which shall be determined in accordance with the provisions of Article V of the Amended and Restated Reimbursement and Loan Agreement, dated December 22, 1995 (as amended, restated, modified, supplemented and in effect from time to time, the "Amended and Restated Reimbursement
                                         ----------------------------------
          Agreement"), among the Borrower, National Westminster Bank Plc, acting
          ---------
          through its New York Branch, as Contract LOC Issuer and as Bond LOC Issuer (as each such term is defined therein; and collectively the

          "LOC Issuers"), the banks that are or may be from time to time be
          ------------
          listed on Schedule I thereto (the "Banks") and Credit Lyonnais, acting
                                             -----
          through its New York Branch, as agent for the LOC Issuers and the Banks (the "Agent"), said interest to be payable at the times provided
                      -----
          for in the Amended and Restated Reimbursement Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Amended and Restated Reimbursement Agreement.

                    This note is one of the Debt Service (Tranche B) Loan Notes referred to in the Amended and Restated Reimbursement Agreement and is entitled to the benefits thereof and of the other Loan Documents referred to therein. The Amended and Restated Reimbursement Agreement amends and restates a certain Reimbursement and Loan Agreement, dated as of December 15, 1990 (as amended, supplemented and otherwise modified and in effect to but excluding the date hereof, the "Original
                                                                        --------
          Reimbursement Agreement"), among the Borrower, National Westminster
          -----------------------
          Bank Plc, ("Natwest"), acting through its New York Branch, as the
                      -------
          issuer of the Bond Letter of Credit and the Contract Letter of Credit (as each such term is defined in the Original Reimbursement Agreement) (in such capacity, the "Original LOC Issuer") and NatWest, as agent
                                  -------------------
          (the "Original Agent") for the Original LOC Issuer and the banks
                --------------
          listed on Schedule I thereto.

                    As provided in the Amended and Restated Reimbursement Agreement, this Debt Service (Tranche B) Loan Note is subject to prepayment, in whole or in part. In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Debt Service (Tranche B) Loan Note may be declared to be due and payable in the manner and with the effect provided in the Amended and Restated Reimbursement Agreement.

                    The date, amount, Type, interest rate and duration of any Interest Period (if applicable) of each Debt Service (Tranche B) Loan made by the Bank to the Borrower, each payment and prepayment made on account of the principal thereof, and all Conversions of such Debt Service Loan shall be recorded by the Bank on its books and, prior to any transfer of this Debt Service (Tranche B) Loan Note, endorsed by the Bank on Schedule I attached hereto or any continuation thereof;

          provided, that the failure of the Bank to make any such recordation or
          --------
          endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Amended and Restated Reimbursement Agreement or hereunder in respect of the Debt Service (Tranche B) Loans made by the Bank.

                    The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Debt Service (Tranche B) Loan Note.

                    Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Debt Service (Tranche B) Loan Note are special obligations of the Borrower and do not constitute a debt or obligation of (and no recourse shall be had with respect thereto against) any Partner or Affiliate of the Borrower, or any shareholder, partner, officer or director of any such Partner or any such Affiliate; no action shall be brought against any Partner or any Affiliate thereof or any shareholder, partner, officer or director of any thereof as such, and any judicial proceedings the Bank may institute against the Borrower shall be limited to seeking the preservation, enforcement, foreclosure or other sale or disposition of the Liens and security interests now or at any time hereafter securing the repayment of the Debt Service Loans and performance by the Borrower of its other covenants and obligations hereunder and under the other Loan Documents to which it is a party; no judgment for any deficiency upon the obligations hereunder or under the other Loan Documents shall be obtainable by the Bank against the Borrower or any Partner or Affiliate of the Borrower or any shareholder, partner, officer or director of any thereof; provided, that nothing in this
                                              --------
          Debt Service (Tranche B) Loan Note shall be construed to limit in any respect the validity and enforceability against any Partner of any of the its obligations under the Security Documents to which it is a party as an obligor (and not merely as signatory for another Person) or any of the rights of the Bank against the Lessee or Lessee Parent under any other Transaction Document.

               The next page is the signature page.

              THIS DEBT SERVICE (TRANCHE B) LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                        SCRUBGRASS GENERATING COMPANY, L.P.,
                                        a Delaware limited partnership


                                                    By: _______________________
                                                        Name: Donald C. Stormer
                                                        Title:  Vice President